UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2026
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JAMES HARDIE INDUSTRIES plc
(Exact name of registrant as specified in its charter)
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Ireland (State or other jurisdiction of incorporation or organization)	1-15240 (Commission File Number)	98-0382260 (I.R.S. Employer Identification Number)
1st Floor, Block A One Park Place Upper Hatch Street, Dublin 2		D02 FD79 Ireland
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (353) 1411 6924
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, 0.59 Euro par value per share	JHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry Into a Material Definitive Agreement.

On August 20, 2026, James Hardie Industries plc (the "Company"), through its wholly owned subsidiaries, James Hardie International Group Limited and James Hardie Holdings Limited (collectively, the "Sellers"), entered into a Share Purchase Agreement (the "Purchase Agreement") with Holcim Westbeteiligungs GmbH (the "Purchaser"), a wholly owned subsidiary of Holcim Ltd., and Holcim Ltd., as guarantor. Pursuant to the Purchase Agreement, the Sellers agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Sellers, all of the issued and outstanding equity interests of certain subsidiaries comprising the Company's European fibre gypsum and cement-bonded products business for a purchase price of €840 million, subject to customary adjustments for net debt and working capital as of closing (the "Transaction").

The Transaction does not include the Company's European fiber cement operations. Prior to closing, the Company intends to complete a wind-down of those operations pursuant to procedures contemplated by the Purchase Agreement.

Completion of the Transaction is subject to customary closing conditions, including receipt of required antitrust approvals and completion of employee consultation processes where required, and is expected to occur in the first half of calendar year 2027. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature. The Purchaser has agreed to obtain warranty and indemnity insurance, and the Purchase
Agreement generally limits post-closing recourse against the Sellers.

The Purchase Agreement may be terminated in certain circumstances, including if the required antitrust condition has not been satisfied by the applicable long-stop date. Under specified circumstances, the Purchaser may be required to pay the Sellers a termination fee of €15 million.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On August 20, 2026, the Company also announced that its Board of Directors has authorized a share repurchase program of up to $250 million USD. Under the repurchase program, the Company may purchase its shares from time to time through open market repurchases, privately negotiated transactions or other means, including accelerated share repurchase programs or through the use of other techniques. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program does not obligate the Company to repurchase any of its ordinary shares. Additional information may be found in the press release attached as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference into such filing.

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Share Purchase Agreement, dated August 20, 2026, among James Hardie International Group Limited, James Hardie Holdings Limited, Holcim Westbeteiligungs GmbH and Holcim Limited.
99.1	Press Release dated August 20, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES HARDIE INDUSTRIES plc
Date: August 20, 2026	By: /s/ Aaron Erter
Name: Aaron Erter
Title: Chief Executive Officer and Director